CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



	We consent to the use of our report, dated June 26, 2003, on the statement of assets and liabilities of Pennsylvania Avenue Event-
Driven Fund, a Series of The Pennsylvania Avenue Funds which is included in Parts A and B in Pre-Effective Amendment No. 4 to the
Registration Statement under the Securities Act of 1933 and Pre-
Effective Amendment No. 4 under the Investment Company Act of 1940 and included in the Prospectus and Statement of Additional
Information, as specified, and to the reference made to us under the caption "Independent Auditors" in the Statement of Additional
Information.



Abington, Pennsylvania                  /s/ Sanville & Company
November 4, 2003					Certified Public Accountants